Exhibit 99.1

Net1 completes sale of remaining stake in DNI for ZAR 860 million and provides COVID-19 update

JOHANNESBURG, April 1, 2020 - Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS, JSE: NT1) ("Net1" or the "Company") today announced that it has completed the sale of its 27.5% remaining interest in DN Invest Proprietary Limited ("DNI"), as follows:

  A 24.3% equity stake in DNI was sold to MIC Investment Holdings Proprietary Limited ("MIC"), one of the most highly regarded investment companies in South Africa, for a cash consideration of approximately ZAR 760 million (or $42.7 million at an exchange rate of $1/ZAR 17.80 at March 31, 2020); and
  The remaining 3.2% equity stake was sold to DNI through a share buyback mechanism on deferred payment terms for approximately R100 million (or $5.6 million at an exchange rate of $1/ZAR 17.80 at March 31, 2020).  The consideration will be received over 24 months, bearing interest at market related rates, with an initial six-month interest and capital repayment holiday.

"We are pleased to conclude yet another key milestone of our strategic plan. We look forward to an ongoing strategic partnership with DNI in order to address our common objectives in the distribution of value-added-services across South Africa," said Herman Kotzé, CEO of Net1. "Our immediate focus is to ensure the safety and wellbeing of our employees, partners and customers during the COVID-19 pandemic. Over the past month, we have realized in excess of $4.60/share in cash from asset sales and therefore remain comfortable with the Group's liquidity."

COVID-19 Updates

Our key market in South Africa went into a 21-day nationwide lockdown starting on March 27, 2020. We believe there is limited impact on our Q3 2020 operations, with a modest adverse impact in South Korea in February prior to the closing of our sale of KSNET and the last two weeks of March in South Africa. We expect the lockdown in South Africa to have a more significant impact on our Q4 2020 results, specifically due to the industry-wide waiving of certain fees during this period, the suspension of non-essential financial and other services and the ability to do marketing and acquire new customers during a lock down. We will provide further updates with our Q3 2020 results in May 2020.

About Net1 (www.net1.com)

Net1 is a multinational financial technology company with a presence in Africa, Asia and Europe. Net1 leverages its proprietary banking and payment technology to distribute low-cost financial and value-added services to underbanked consumers and small businesses. The Company also provides transaction processing services, including being a leading payment processor and bill payment platform in South Africa. Net1 leverages its strategic investments in banks, telecom and mobile payment technology companies to further expand its product offerings or to enter new markets. Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release regarding strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. Factors that might cause such differences include, but are not limited to: the Company failing to execute its South African strategy; the unknown impact of the current COVID-19 pandemic; and other important factors included in the Company's reports filed with the Securities and Exchange Commission, particularly in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2019, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Dhruv Chopra

Group Vice President, Investor Relations

Phone: +1 917-767-6722

Email: dchopra@net1.com

Media Relations Contact:

Bridget von Holdt

Business Director - BCW

Phone: +27-82-610-0650

Email: Bridget.vonholdt@bcw-global.com